UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 6, 2004


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE                                            CONTACTS: (408) 995-5115
                                        Media Relations: Katherine Potter, x1168
                                         Investor Relations: Rick Barraza, x1125


              Calpine Announces Initial Purchaser Exercises Option
         to Purchase Additional $250 Million of 4 3/4% Senior Unsecured
                           Convertible Notes Due 2023

     (SAN JOSE, CALIF.) /PRNEWSWIRE - First Call/ Jan. 6, 2004 - Calpine Corporation [NYSE:CPN] today announced that it has sold an additional $250 million of its 4 3/4% Senior Unsecured Convertible Notes Due 2023, pursuant to the exercise by the initial purchaser of its entire remaining option.

     This transaction is expected to close on January 9, 2004. Net proceeds from the offering will be used to repurchase or repay existing indebtedness.

     The 4 3/4% Senior Unsecured Convertible Notes Due 2023 were offered in a private placement under Rule 144A, have not been registered under the Securities Act of 1933, and may not be offered in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy. Securities laws applicable to private placements under Rule 144A limit the extent of information that can be provided at this time.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  January 6, 2004